Exhibit 10.1 - StreetCapital Letter Agreement

April 17, 2009

Mr. Jeff Jenson

President

Wren Inc.

PO Box 5005

Pmb 42

Rancho Santa Fe, CA 92067

Re Engagement Letter:

Dear Mr. Jenson:

This letter agreement (this” Agreement”) confirms Wren Inc.’s (the “Company”) engagement of StreetCapital as its exclusive investment banker, financial advisor and consultant of the Company and sets forth the terms and conditions pursuant to which StreetCapital shall perform in said capacity.

1.

Retention.   Subject to the terms and conditions of this Agreement, the Company hereby engages StreetCapital to act on behalf of the Company as an exclusive investment banker, financial advisor and consultant commencing on the date hereof and continuing for a period of 6 months hereafter (the “Engagement”).  Either party may cancel this Agreement upon 30-calendar day’s written notice.

2.

Services.   During the Engagement and subject to the terms and conditions herein, StreetCapital agrees to provide financial services to the Company consisting of:  (i) evaluating the Company’s requirements for funding growth and expansion of the Company’s operations;  (ii) advising the Company as to alternative modes and sources of financing, (iii) assisting in the creation of an advisory board and the identification of qualified candidates for a Board of Directors, and (iv) the identification of an effective public relations firm.  StreetCapital agrees to devote such time, attention, and energy as may be necessary to perform the services hereunder. The Company expressly acknowledges and agrees that nothing herein shall be construed, however, to require StreetCapital to (i) provide a minimum number of hours of service to the Company or to limit the right of StreetCapital to perform similar services for the benefit of persons or entities other than the Company, (ii) commit to purchase securities of the Company or secure financing on behalf of the Company by third parties, (iii) ensure that any potential investor(s) introduced to the Company by StreetCapital will execute final agreements with the Company, or (iv) guaranty the obligations of any investor(s) introduced to the Company by StreetCapital under any final agreements with such investor(s).

3.

Remuneration.   For undertaking the Engagement and for other good and valuable consideration, including but not limited to, the substantial benefit the Company will derive from the ability to announce its relationship with StreetCapital, the Company agrees as follows:

(a)

Placement Fees.   The Company shall pay to StreetCapital a cash placement fee equal to 10% of the total purchase price of the Company’s securities sold, including all amounts placed in an escrow account or payable in the future and all amounts paid or payable upon exercise, conversion or exchange of such securities received or receivable directly by the Company (“Aggregate Consideration”) in any placement of the Company’s securities directly resulting from StreetCapital’s introductions to perspective investors.  Such consideration paid in cash shall be paid directly to StreetCapital out of escrow, as and when such consideration is paid to the Company. Notwithstanding the foregoing, in connection with the exercise of any investor warrants issued in connection with a placement of the securities in connection with StreetCapital’s efforts hereunder, StreetCapital’s placement fee shall be reduced to 4% of the cash proceeds and shall be paid on receipt of such funds into the escrow account established for this purpose by the Company.

(b)

Upon closing of the Placement, the Company agrees to issue to StreetCapital a Securities Purchase Warrant (the “Representative’s Warrant”) entitling the holder(s) thereof to purchase an amount of shares of common stock of the Company equal to ten percent (10%) of the total number of shares of common stock sold in the Placement (excluding options or warrants that are part of the Placement) at an exercise price per share equal to the price at which the Securities are sold to Purchasers. With respect to a Placement (or any portion of a Placement) which involves (i) the issuance by the Company of convertible preferred stock or convertible debt, the Representative Warrant shall entitle the holder to purchase an amount of shares of common stock equal to ten percent (10%) of the amount of shares of common stock that the convertible preferred stock or convertible debt is convertible assuming conversion of the entire amount thereof, or (ii) the issuance of any instrument of indebtedness, loan, or any Securities not convertible into common stock, the Representative Warrant shall entitled the holder to purchase an amount of shares of common stock equal to ten percent (10%) of the aggregate face amount of such debt, loan or other Security divided by the market price of the common stock of the Company on the date following the public announcement of the Closing of the Placement. The Representative’s Warrant shall be for a period of five (5) years and shall otherwise be substantially in the form of Exhibit A attached hereto.

(c)

Tail Period.   The Company shall and shall have caused its affiliates to pay StreetCapital all compensation described in this Section 3 with respect to all financing candidates at any time prior to the expiration of 1 year after the Termination Date (the “Tail Period”) if such candidates were identified to the Company by StreetCapital during the Authorization Period and StreetCapital provided written notification to the Company of the introduction and Company does not dispute in writing that StreetCapital identified such candidates to the Company.

(d)

Mergers and Acquisitions.   The Company agrees that if StreetCapital, directly or indirectly, introduces the Company, during the term of this Agreement, to any person or entity that becomes a party to a merger, acquisition, joint venture or other similar transaction with the Company or any affiliate thereof, then the Company shall pay to StreetCapital a fee. The fee will be paid in a combination of stock and cash that will reflect the exact percentage of stock and or cash used for the transaction and will be calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

•

6% on the first

$ 10,000,000

•

5% on the amount from

$ 10,000,001

to $ 20,000,000

•

4% on the amount from

$ 20,000,001

to $ 30,000,000

•

3% on the amount from

$ 30,000,001

to $ 40,000,000

•

2% on the amount above

$ 40,000,001

“Transaction Value” shall mean the aggregate value of all cash, securities, notes, debentures purchase options, and consideration paid for assets owned by majority owned subsidiaries of the Company or entities in any business relationship which are used in or are potentially useful in the Company’s business.  The aggregate value of all such cash, securities and other property and valuable consideration shall be the aggregate fair market value thereof as determined jointly by StreetCapital and the Company, or by an independent appraiser jointly selected by StreetCapital and the Company.

4.

Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants as follows:

(a)

The Company has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability maybe limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Company's certificate of incorporation or by-laws, or (B) any agreement to which the Company is a party or by which any of its property or assets is bound.

5.

Representations, Warranties and Covenants of StreetCapital.  StreetCapital hereby represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder,  (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of StreetCapital enforceable in accordance with its terms, (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) StreetCapital's certificate of incorporation or by-laws, or (B) any agreement to which StreetCapital is a party or by which any of its property or assets is bound.

6.

Independent Contractor:   StreetCapital and the Company hereby acknowledge that StreetCapital is an independent contractor.  StreetCapital shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or joint venture with, the Company.  In addition, StreetCapital shall take no action, which binds, or purports to bind, the Company. The parties hereto further understand and agree that neither party shall be obligated to pay any income tax, exercise tax, unemployment insurance, property tax, business license fee, workers’ compensation assessment or other similar tax, assessment or charge that may be payable by or chargeable to the other party, under any past, present or future law, executive order or court order of the United States, the law of any applicable State or any other governmental agency or entity whatever.

7.

Confidentiality.  The Company acknowledges that all opinions and advice, whether oral or written, given by StreetCapital to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transactions to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of StreetCapital to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public references to StreetCapital or use StreetCapital’s name in any annual report or any other report or release of the Company without StreetCapital’s prior written consent, except that the Company may, without StreetCapital’s further consent, disclose this Agreement (but not information provided to the Company by StreetCapital) in the company’s filings with the Securities and Exchange Commission, if such disclosure is required by law. Similarly, the Company may provide proprietary and confidential information to StreetCapital in connection with this Agreement, which Company will identify as such at the time it is disclosed to StreetCapital will keep such information confidential and not disclose it to any third party without Company’s consent, and will use any such information provided by the Company solely for the purpose of providing services to the Company under this Agreement.

8.

Notices.  Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested.  All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

If to the Company:	Mr. Jeff Jenson
President
Wren Inc.
PO Box 5005
Pmb 42
Rancho Santa Fe, CA 92067

If to StreetCapital:	StreetCapital, Inc.
300 Colonial Center Parkway Suite 260
Roswell, GA 30076
Attn: Vince Sbarra.
(fax) 678 353-2188

9.

Reimbursement.  The Company agrees to reimburse promptly StreetCapital upon request from time to time, for all reasonable, out-of-pocket expenses incurred by StreetCapital  (including press release fees, fees and disbursements of counsel and of other consultants and advisors retained by StreetCapital)  in connection with the matters contemplated this Agreement. The Company will pre-approve in writing any expenses in excess of $1,000.00.

10.

Indemnification.   The Company agrees that it shall indemnify and hold harmless, StreetCapital, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party:  (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to StreetCapital by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or StreetCapital's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is  finally judicially determined to have resulted primarily from StreetCapital's gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and StreetCapital on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and StreetCapital on the other, but also the relative fault of the Company and StreetCapital; provided, however, in no event shall the aggregate contribution of  StreetCapital and/or any Indemnified Party be in excess of the net compensation actually received by StreetCapital and/or such Indemnified Party pursuant to this Agreement.

In the event any Indemnified Party shall incur any expenses covered by this Section 9, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party’s delivery to the Company of an invoice therefore, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company’s receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of StreetCapital’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company’s business or assets.

11.

Entire Agreement.  This Agreement contains the entire agreement between the parties.  It may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought.  Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

12.

Survival of Representations and Warranties.  The representations, warranties, acknowledgments and agreements of StreetCapital and the Company shall survive the termination of this agreement.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that, such severability should be ineffective if it materially changes the economic benefit of this Agreement to any party.

13.

Governing Law.  This Agreement shall be construed according to the laws of the State of New York and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws. Each of the parties’ consents exclusively to personal jurisdiction in the Southern District of New York, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue.  In any litigation, arbitration, or other dispute resolution arising out of or relating to this Agreement, the prevailing party shall be reimbursed by the other party (as determined by a court of competent jurisdiction) for reasonable attorneys’ fees and/or arbitration costs.

14.

 Successors.  This Agreement may not be assigned by either the Company or StreetCapital without the prior written consent of the other party.  This Agreement shall be binding upon the parties, their permitted successors and assigns.

15.

Execution.  This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document.  Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

Agreed to and accepted this 20th day of April 2009

Wren Inc.

StreetCapital, Inc.

By: /s/ Jeff Jenson

By: /s/ Vince Sbarra

       Jeff Jenson

       Vince Sbarra

       President

       President

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